UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code: (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2011, Mines Management, Inc., an Idaho corporation (the “Company’), entered into an Amended and Restated Employment Agreement (the “Amendments”) with each of the following three executive officers: Glenn M. Dobbs, President and Chief Executive Officer; James H. Moore, Chief Financial Officer and Treasurer; and Douglas Dobbs, Vice-President, Corporate Development and Investor Relations (each an “Officer” and, collectively, the “Officers”).  The Amendments modify certain provisions of the Officers’ existing employment agreements with the Company, each dated August 7, 2007 (the “Existing Agreements”).  The Compensation Committee of the Company’s Board of Directors undertook a review of the Existing Agreements in connection with its annual review of executive compensation that commenced in November 2011.

Under the Existing Agreements, in connection with a “Change in Control” (as defined in the Existing Agreements), if the employment of an Officer were terminated by the Company without “Cause” or by the Officer for “Good Reason” (in each case as defined in the Existing Agreements), he will be entitled to receive (i) a lump sum payment equal to three (3) times the sum of his then current annual base salary and the amount of annual bonus, if any, paid by the Company to him for the year before the occurrence of the Change in Control (except in the case of Mr. Douglas Dobbs, for whom the lump sum payment would equal the sum of two (2) times his then current annual base salary and the amount of annual bonus paid in the year before the occurrence of the Change in Control), (ii) continuing health care coverage for 24 months and (iii) a “Gross-Up Payment,” if applicable, as defined in the Existing Agreements. In addition, all unvested options owned by each Officer as of the date of such termination will vest immediately on the occurrence of a Change in Control.  The Existing Agreements were previously filed with the Securities Exchange Commission on August 9, 2007 as exhibits to the Company’s Form 10-Q for the quarterly period ended June 30, 2007.

The Amendments, among other things, (i) increase the minimum base salaries payable to the Officers as follows:  Mr. Glenn M. Dobbs’ minimum base salary will increase from $336,000 in 2011 to $370,000 beginning January 1, 2012; Mr. Moore’s minimum base salary will increase from $224,000 in 2011 to $250,000 beginning January 1, 2012; and Mr. Douglas Dobbs’ minimum base salary will increase from $204,000 in 2011 to $210,000 beginning January 1, 2012; (ii) add an alternate severance that each Officer may receive if the employment of such Officer is terminated by the Company without “Cause” or by the Officer for “Good Reason” (in each case as defined in the Amended Agreements) but not in connection with a Change in Control, which severance consists of a lump sum payment equal to the sum of his then current annual base salary and the amount of annual bonus, if any, paid by the Company to him for the year before termination; and (iii) specify the dates on which severance payments must be made to the Officers.  In addition, the Amendment to Mr. Douglas Dobbs’ Existing Agreement provides that should his employment be terminated by the Company without “Cause” or by Mr. Dobbs for “Good Reason” in connection with a “Change in Control” (as defined in the Amendments), he will be entitled to receive a lump sum payment equal to three (3) times the sum of his then current annual base salary and the amount of annual bonus, if any, paid by the Company to him for the year before the occurrence of the Change in Control.

The foregoing description may not contain all terms that are of interest.  For the complete text of the Amendments, please refer to each of the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.  The foregoing description of the Amendments is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 5.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated December 28, 2011, between Mines Management, Inc. and Glenn M. Dobbs
10.2	Amended and Restated Employment Agreement, dated December 28, 2011, between Mines Management, Inc. and James H. Moore
10.3	Amended and Restated Employment Agreement, dated December 28, 2011, between Mines Management, Inc. and Douglas Dobbs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2011

Mines Management, Inc.

By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer